Exhibit 1.1

EXECUTION COPY

State Street Capital Trust IV
$800,000,000 Floating Rate Capital Securities
(Liquidation Amount $1,000 per Capital Security)

UNDERWRITING AGREEMENT

April 23, 2007

CREDIT SUISSE SECURITIES (USA) LLC

GOLDMAN, SACHS & CO.

MORGAN STANLEY & CO. INCORPORATED,

As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Dear Sirs:

1.  Introductory. State Street Capital Trust IV (the “Trust”), a Delaware statutory trust, and State Street Corporation, a Massachusetts corporation (the “Company”), agree with the several Underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell to the several Underwriters $800,000,000 aggregate liquidation amount of Floating Rate Capital Securities, liquidation amount $1,000 per Capital Security (the “Capital Securities”), as set forth in Schedule A.  The Capital Securities will represent undivided beneficial ownership interests in the assets of the Trust.  The Capital Securities will be guaranteed by the Company as to the payment of distributions and as to payments on liquidation or redemption, to the extent set forth in the guarantee agreement, dated as of April 30, 2007 (the “Guarantee”), between the Company and U.S. Bank National Association, a national banking corporation, as trustee (the “Guarantee Trustee”).  The Capital Securities are to be issued under the Amended and Restated Trust Agreement for the Trust, to be dated as of April 30, 2007 (the “Trust Agreement”), between the Company, as depositor, U.S. Bank National Association, as property trustee, U.S. Bank Trust National Association, as the Delaware Trustee, and the Administrative Trustees named therein each as a Trustee (collectively, the “Trustees”), which is substantially in the form filed as an exhibit to the Registration Statement (as defined below).  The proceeds of the sale by the Trust of the Capital Securities to the public and its common securities, aggregate liquidation amount $10,000, to the Company are to be used by the Trust to purchase $800,010,000 aggregate principal amount of floating rate junior subordinated debentures (the “Debentures”) of the Company.   The common securities of the Trust are herein called the “Common Securities”.  The Company will own all the Common Securities of the Trust.  The Debentures are to be issued pursuant to the Junior Subordinated Indenture, dated as of December 15, 1996, between the Company and The Bank of New York (as successor in interest to J.P. Morgan Chase & Co. (as successor in interest to Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago))) (the “Original Indenture”), as supplemented by the supplemental indenture to be dated as of April 30, 2007 (the “Indenture”), between the Company and U.S. Bank National Association as trustee (the “Indenture Trustee”).

2.  Representations and Warranties of the Company and the Trust.  The Company and the Trust, jointly and severally with the Company, represents and warrants to, and agrees with, the several Underwriters that:

(a)  Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission an automatic shelf registration statement as defined under Rule 405 of the Act (as defined below) on Form S-3ASR (No. 333-132606) on March 21, 2006, including a related prospectus or prospectuses, covering the registration of the Capital Securities and the

Debentures under the Act, which became effective upon filing.  The “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified.  The “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time.  For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 3:00 pm (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to Capital Securities means the time of the first contract of sale for the Capital Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Capital Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Capital Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Capital Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement.  For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)  Compliance.  The documents incorporated by reference in the General Disclosure Package and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Final Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c)  Securities Act Requirements.  (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Capital Securities and (D) on the Closing Date, the Registration Statement (other than Form T-1 filings filed as exhibits thereto) conformed and will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The preceding sentences do not apply to statements in or omissions from any such documents based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(d)  Automatic Shelf Registration Statement.  (i) Well-Known Seasoned Issuer Status.  (A)  At the time of initial filing of the Registration Statement, and (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405, and, as a result, the Trust is also entitled to register the Capital Securities on the Registration Statement.

(ii)  Effectiveness of Automatic Shelf Registration Statement.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement.

(iii)  Eligibility to Use Automatic Shelf Registration Form.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form.  If at any time and so long as delivery of a prospectus by an Underwriter or dealer may be (or but for the exception in Rule 172 would be) required under the Act, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Capital Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Capital Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv)  Filing Fees.  The Company has paid or shall pay the required Commission filing fees relating to the Capital Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e)  Ineligible Issuer Status.  (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Capital Securities and (ii) at the date of the this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(f)  General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus supplement, dated April 23, 2007, including the base prospectus, dated March 21, 2006 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any General Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(g)  Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement.  If, at any time prior to or as of the Closing Date and following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify Credit Suisse Securities (USA) LLC (“Credit Suisse”) and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h)  No Material Change in Business.  Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package; and, since the dates as of which information is given in the General Disclosure Package, there has not been any change in the capital stock or long-term debt (other than (i) issuances of capital stock upon exercise of options and stock appreciation rights issued under equity incentive or stock option plans reported on the Company’s Proxy Statement filed with the Commission on March 19, 2007, (ii) upon earn-outs of performance shares, (iii) upon repayment of long-term debt in accordance with its terms, (iv) upon conversions of convertible securities, (v) issuances of capital stock under deferred stock compensation plans, restricted stock programs and saving-related purchase plans, in the case of (i) through (v) above, which were outstanding on the date of the latest balance sheet included or incorporated by reference into the General Disclosure Package, and (vi) repurchases of the Company’s Common Stock, par value $1.00 per share, in accordance with the Company’s stock repurchase program authorized by its Board of Directors) of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package.

(i)  Good Standing.  Each of the Company and State Street Bank and Trust Company (the “Bank”)  has been duly incorporated and is validly existing as a corporation or trust company in good standing under the laws of the jurisdiction of its incorporation, with corporate and chartered trust power and authority to own its properties and conduct its business as described in the General Disclosure Package and has been duly qualified as a foreign corporation or trust company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

(j)  Capitalization.  The Company has an authorized capitalization as set forth in the General Disclosure Package, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non assessable; and all of the issued shares of capital stock of the Bank have been duly authorized and validly issued, are fully paid and non assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(k)  The Trust.  The Trust has been duly created and is validly existing as a statutory trust in good standing under the Delaware Statutory Trust Act with the power and authority to own its properties and conduct its business as described in the General Disclosure Package, and the Trust has not conducted any business to date other than as contemplated by the General Disclosure Package and this Agreement, and the Trust will not conduct any business in the future that would be inconsistent with the Trust Agreement and the description of the Trust set forth in the General Disclosure Package; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement, and the agreements and instruments contemplated by the Trust Agreement; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Trust Agreement and described in the General Disclosure Package; based on expected operations and current law, the Trust is not or will not be classified as an association taxable as a corporation for United States federal income tax purposes; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

(l)  Capital Securities.  The Capital Securities have been duly authorized by the Trust, and, when issued and delivered against payment therefor as provided herein, will be duly and validly executed, authenticated, issued and delivered, and will be fully paid and non-assessable, undivided beneficial interests in the assets of the Trust; the issuance of the Capital Securities is not subject to preemptive or other similar rights; the Capital Securities have been qualified under the Trust Indenture Act and will have the rights set forth in the Trust Agreement, and the terms of the Capital Securities are valid and binding on the Trust; the holders of the Capital Securities (the “Securityholders”) will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; the Trust Agreement has been duly authorized and, when executed and delivered by the Company and the Trustees, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Capital Securities and the Trust Agreement will conform to the descriptions thereof in the General Disclosure Package and the Final Prospectus.

(m)  Common Securities.  The Common Securities of the Trust have been duly and validly authorized by the Trust, and, when issued and delivered by the Trust to the Company against payment therefor as described in the General Disclosure Package, will be duly and validly executed, authenticated, issued and delivered, and will be fully paid and non-assessable, undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the General Disclosure Package and the Final Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Date, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(n)  Debentures.  The Debentures have been duly and validly authorized by the Company, and, when issued and delivered by the Company to the Trust against payment therefor as described in the General Disclosure Package, will be duly and validly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and other general equity principles; and the Debentures will conform to the descriptions thereof in the General Disclosure Package and the Final Prospectus.

(o)  Guarantor Agreements.  Each of the Guarantee, the Trust Agreement and the Indenture has been duly and validly authorized by the Company (the Guarantee, the Debentures, the Trust Agreement and the Indenture being collectively referred to as the “Guarantor Agreements”), and, when validly executed and delivered by the Company and, in the case of the Guarantee, by the Guarantee Trustee, in the case of the Trust Agreement, by the Trustee and, in the case of the Indenture, by the Indenture Trustee, will each constitute a valid and legally binding instrument, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Debentures are entitled to the benefits of the Indenture; and the Guarantor Agreements have been qualified under the Trust Indenture Act and will conform to the descriptions thereof in the General Disclosure Package and the Final Prospectus.

(p)  Absence of Defaults and Conflicts Resulting from the Transactions.  The issue and sale of the Capital Securities and Common Securities (herein collectively called the “Trust Securities”) by the Trust and the issue and sale of the Debentures by the Company, the execution and delivery of the Guarantor Agreements and this Agreement and the compliance by the Company with all of the provisions of the Trust Securities, the Guarantor Agreements and this Agreement and the consummation of the transactions therein and herein contemplated will not conflict with or result in any breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement, contract or other agreement or instrument to which the Company or the Bank is a party or by which the Company or the Bank is bound or to which any of the property or assets of the Company or the Bank is subject (except as would individually or in the aggregate, reasonably be expected to result in any material adverse change in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole), nor will such action result in any violation of the provisions of the organizational documents (including Articles of Organization or By laws) of the Company or the Bank or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Bank or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Trust Securities or the consummation by the Company of the transactions contemplated by the Guarantor Agreements and this Agreement (including the issuance of the Debentures), except such as have been, or will have been prior to the Closing Date, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Capital Securities by the Underwriters.

(q)  Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and the Trust.

(r)  Absence of Existing Defaults and Conflicts.   Neither the Company nor the Bank nor the Trust is in violation of its organizational documents (including Articles of Organization or By-laws) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which, individually or in the aggregate, would reasonably be expected to result in any material adverse change in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(s)  Accurate Disclosure.  The statements set forth in the General Disclosure Package and the Final Prospectus under the captions “Summary of Terms of the Capital Securities”, “Summary of Terms of the Debentures”, “Replacement Capital Covenant”, “Guarantee of Capital Securities”, “Description of Junior Subordinated Debentures”, “Description of Capital Securities”, “Common Securities”, “Description of the Capital Securities Guarantees” and “Relationship Among the Capital Securities, the Corresponding Junior Subordinated Debentures and the Capital Securities Guarantees”, insofar as they purport to constitute a summary of the terms of the Trust Securities, the Guarantee and the Debentures, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair, in all material respects.

(t)  Litigation.  Other than as set forth in the General Disclosure Package, there are no pending or, to the Company’s knowledge, threatened or contemplated legal or government actions, suits or proceedings to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries (including the Trust) is the subject, which, taking into account the likelihood of the outcome, the damages or other relief sought and other relevant factors, individually and in the aggregate, would reasonably be expected to result in any material adverse change in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole.

(u)  Investment Company Act.  Neither the Company nor the Trust is and, after giving effect to the offering and sale of the Trust Securities, will be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(v)  Embargo Against Cuba.  None of the Company, the Trust, or any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

(w)  Independence of Accountants.  Ernst & Young, LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent registered public accountants as required by the Act and the rules and regulations of the Commission thereunder.

(x)  Bank Holding Company.  The Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended; and the Company and the Bank are in compliance with, and conduct their respective businesses in conformity with, all applicable laws and governmental regulations governing bank holding companies, banks and subsidiaries of bank holding companies, respectively, except failures to so comply or be in conformity with that could not reasonably be expected to have a material adverse change on the Company and its subsidiaries taken as a whole.

(y)  Internal Controls and Compliance with the Sarbanes-Oxley Act.  Except as set forth in the General Disclosure Package, the Company, the Bank and the Company’s Board of Directors (the “Board”) are in material compliance with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with Sarbanes-Oxley and the Exchange Act and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Internal Controls are overseen by the Examining and Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, Sarbanes-Oxley or Exchange Act, or any matter which, if determined adversely, would have a Material Adverse Effect.

3.  Purchase, Sale and Delivery of Capital Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Trust agrees to sell to the several Underwriters the Capital Securities, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at a purchase price per security of $1,000, plus accrued distributions, if any, from April 30, 2007, the principal amount of Capital Securities as set forth opposite the names of the Underwriters in Schedule A hereto.

The Trust, or the Company on behalf of the Trust, will deliver the Capital Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse drawn to the order of the Company at the office of Cravath, Swaine & Moore LLP, at 9:00 A.M., New York time, on April 30, 2007, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date”.  For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all Capital Securities sold pursuant to the offering. The Capital Securities so to be delivered or evidence of their issuance will be made available for checking at the above office at least 24 hours prior to the Closing Date.

As compensation for the Underwriters’ commitments, the Company will pay to the Representatives for the Underwriters’ proportionate accounts the sum of $10.00 per Capital Security times the total number of the Capital Securities purchased by each Underwriter on the Closing Date. Such payment will be made on the Closing Date with respect to Capital Securities purchased on the Closing Date.

4.  Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Capital Securities for sale to the public as set forth in the Final Prospectus.

5.  Certain Agreements of the Company and the Trust. The Company and the Trust, jointly and severally, agree with the several Underwriters that:

(a)  Filing of Prospectuses.  The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement.  The Company has complied and will comply with Rule 433.

(b)  Filing of Amendments; Response to Commission Requests.  For so long as a prospectus relating to the Capital Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, the Company or the Trust will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representatives a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company or the Trust of any notification with respect to the suspension of the qualification of Capital Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company and the Trust will use their best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)  Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Capital Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly, on behalf of the Trust, prepare and file with the Commission and furnish, at the Company’s expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)  Reporting Requirements.  For so long as the delivery of a prospectus is required in connection with the offering or sale of the Capital Securities, the Company and the Trust will furnish, or will cause to be furnished, to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of any annual report to stockholders for such year as is required to be filed by the Company or the Trust with the Commission; and the Company and the Trust will furnish, or cause to be furnished, to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company or the Trust filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company or the Trust as the Representatives may reasonably request.  However, so long as the Company or the Trust is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), they are not required to furnish such reports or statements to the Underwriters.

(e)  Blue Sky Qualifications.  The Company and the Trust will promptly from time to time take such action as the Representatives may reasonably request to qualify the Capital Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Capital Securities; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction.

(f)  Furnishing of Prospectuses.  Prior to 5:00 p.m., New York City time, on the New York business day next succeeding the date of this Agreement and so long as delivery of a prospectus by an Underwriter or dealer may be (or but for the exception in Rule 172 would be) required under the Act, the Company and the Trust will furnish, or cause to be furnished, to the Underwriters written and electronic copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in New York City in such quantities as the Representatives may reasonably request.

(g)  Rule 158.  The Company will make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (and the Trust if required by the Commission) (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(h)  Restrictions on Sales of Capital Securities.  During the period beginning from the date hereof and continuing to and including the business day after the date of the Closing Date, (x) the Trust shall not, and in the case of the Company shall not and shall not cause the Trust to, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any securities of the Trust that are substantially similar to the Capital Securities, and (y) the Company shall not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Debentures, without the prior written consent of the Representatives.

(i)  Use of Proceeds.  The Trust shall use the net proceeds received by it, and the Company shall cause the Trust to use the net proceeds received by it, from the sale of the Capital Securities, and the Company shall use the net proceeds received by it from the sale of the Debentures, pursuant to this Agreement in the manner specified in the General Disclosure Package under the caption “Use of Proceeds.”

(j)  Rule 462(b).  If the Company and the Trust elect to rely upon Rule 462(b), the Company and the Trust shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by no later than the second business day following the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

(k)  Issuances by the Company.  The Company will issue the Guarantee and the Debentures concurrently with the issue and sale of the Trust Securities.

(l)  Company License.  The Company, upon request of any Underwriter, will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Capital Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(m)  Payment of Expenses.  The Company will pay or caused to be paid the following:  (i) the fees, disbursements and expenses of the Company’s and the Trust’s counsel and accountants in connection with the registration of the Capital Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Statutory Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Guarantor Agreement, any Blue Sky Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Capital Securities or the Debentures; (iii) all expenses in connection with the qualification of the Capital Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey(s); (iv) any fees charged by securities rating services for rating the Capital Securities or the Debentures; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Capital Securities; (vi) the cost of preparing the Capital Securities and the Debentures; (vii) the fees and expenses of the Trustee, the Guarantee Trustee and the Indenture Trustee and any of their respective agents, and the fees and disbursements of counsel for the Trustee, the Guarantee Trustee and the Indenture Trustee; and (viii) all other costs and expenses incident to the performance of their obligations hereunder and under the Guarantor Agreements which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 8 and 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Capital Securities by them, and any advertising expenses connected with any offers they may make.

(n)  Absence of Manipulation.  Neither the Trust nor the Company will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Trust or the Company to facilitate the sale or resale of the Capital Securities.

6.  Free Writing Prospectuses.  (a) Issuer Free Writing Prospectuses.  Each of the Company and the Trust represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Capital Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  Each of the Company and the Trust represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b)  Term Sheets.  The Company will prepare, or cause to be prepared, a final term sheet relating to the Capital Securities, containing only information that describes the final terms of the Capital Securities and otherwise in a form consented to by Credit Suisse, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Capital Securities.  Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement.  The Company and the Trust also consent to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Capital Securities or their offering or (y) information that describes the final terms of the Capital Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

7.  Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Capital Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on the Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Trust of each of their obligations hereunder and to the following additional conditions precedent:

(a)  Filing of Prospectus.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof.  No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Trust or any Underwriter, shall be contemplated by the Commission.  All requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.

(b)  Opinion of Counsel for Underwriters.  The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.  In rendering such opinion, Cravath, Swaine & Moore LLP may rely as to the incorporation of the Company and all other matters governed by the law of the Commonwealth of Massachusetts upon the opinion of Ropes & Gray LLP, counsel for the Company referred to below.

(c)  Opinion of Counsel for Company.  The Representatives shall have received an opinion, dated the Closing Date, of David C. Phelan, General Counsel for the Company, to the effect that:

(i)  Good Standing of the Company and Bank.  Each of the Company and the Bank is validly existing as a corporation or chartered trust company in good standing under the laws of the Commonwealth of Massachusetts, with corporate and chartered trust power and authority to own its properties and conduct its business as described in the General Disclosure Package, and the Company has all requisite corporate power and authority to execute and deliver the Guarantor Agreements and this Agreement and to consummate the transactions contemplated thereby and hereby.

(ii)  Capitalization of the Company.  The Company has an authorized capitalization as set forth in the General Disclosure Package and the Final Prospectus.

(iii)  Litigation.  To the best of such counsel’s knowledge and other than as set forth in the General Disclosure Package, there are no pending, threatened or contemplated legal or governmental actions, suits or proceedings to which the Company or any of its subsidiaries (including the Trust) is a party or of which any property of the Company or any of its subsidiaries is the subject, which, taking into account the likelihood of the outcome, the damages or other relief sought and other relevant factors, individually or in the aggregate, would reasonably be expected to result in any material adverse change in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole.

(iv)  Authorization.  The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company; and this Agreement has been duly executed and delivered by the Company.

(v)  Issuances by the Company.  The Debentures have been duly and validly authorized by the Company, and, when issued in accordance with the terms of the Indenture and delivered by the Company to the Trust against payment therefor as described in the General Disclosure Package, will be duly and validly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and other general equity principles.

(vi)  Guarantor Agreements.  Each of the Guarantor Agreements has been duly authorized by the Company, has been executed and delivered by the Company and constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(vii)  Investment Company Act.  Neither the Company nor the Trust is and, after giving effect to the offering and sale of Capital Securities and the application of the proceeds thereof as described in the General Disclosure Package, neither will be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act.

(viii)  Compliance.  The documents incorporated by reference in the General Disclosure Package and Final Prospectus or any further amendment or supplement thereto prior to the Closing Date (other than the financial statements and related schedules and other financial and accounting data therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations thereunder.

(ix)  Disclosure. Although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus, such counsel has no reason to believe that, as of the Effective Time relating to the Capital Securities or as of the Closing Date, the Registration Statement or any further amendment thereto (other than the financial statements and related schedules and other financial and accounting data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, or the Closing Date, the Final Prospectus or any further amendment or supplement thereto (other than the financial statements and related schedules and other financial and accounting data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the Applicable Time or as of the Closing Date, the General Disclosure Package (other than the financial statements and related schedules and other financial and accounting data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Final Prospectus or required to be described in the Registration Statement or the Final Prospectus which are not filed or incorporated by reference or described as required.

(d)  Opinion of Ropes and Gray.  The Representatives shall have received an opinion, dated the Closing Date, of Ropes & Gray LLP, counsel for the Company, to the effect that:

(i)  Good Standing of the Company and the Bank.  Each of the Company and the Bank is validly existing as a corporation or chartered trust company in good standing with the Secretary of State of the Commonwealth of Massachusetts, with corporate and chartered trust power and authority to own its properties and conduct its business as described in the General Disclosure Package, and the Company has all requisite corporate power and authority to execute and deliver the Guarantor Agreements and this Agreement and to consummate the transactions contemplated thereby and hereby.

(ii)  Authorization.  The execution and delivery by the Company of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and this Agreement has been duly executed and delivered by the Company.

(iii)  Issuances by the Trust.  The Capital Securities have been qualified under the Trust Indenture Act.

(iv)   Issuances by the Company.  The Debentures have been duly authorized by the Company, and, when issued in accordance with the terms of the Indenture and delivered by the Company to the Trust against payment therefor as described in the General Disclosure Package, will be duly and validly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and other general equity principles; and the Debentures will conform to the descriptions thereof in the General Disclosure Package and the Final Prospectus.

(v)  Guarantor Agreements.  Each of the Guarantor Agreements has been duly authorized by the Company, has been executed and delivered by the Company and constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Guarantor Agreements have been qualified under the Trust Indenture Act and the Debentures are entitled to the benefits provided by the Indenture.

(vi)  Absence of Defaults and Conflicts Resulting from the Transactions.  The issue and sale of the Securities being delivered at the Closing by the Trust, the issue by the Company of the Guarantee and the Debentures, the execution and delivery of the Guarantor Agreements and this Agreement and the compliance with all of the provisions of the Guarantor Agreements and this Agreement and the consummation of the transactions therein and herein contemplated will not conflict with or result in any breach or violation of any of the terms or provisions of, or constitute a default under, any material debt instrument of the Company or the Bank or other contract or other agreement listed in an attachment to such opinion to which the Company is a party or by which the Company is bound, nor will such action result in any violation of the provisions of the organizational documents (including Articles of Organization or By-laws) of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company.

(vii)  Consents. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Capital Securities being delivered at the Closing or the consummation by the Company or the Trust of the transactions contemplated by the Guarantor Agreements or this Agreement, except such as have been, or will have been prior to the Closing, obtained under the Act and the Trust Indenture Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Capital Securities by the Underwriters.

(viii)  Accurate Disclosure.  The statements set forth in the General Disclosure Package and the Final Prospectus under the captions “Summary of Terms of the Capital Securities”, “Summary of Terms of the Debentures”, “Replacement Capital Covenant”, “Guarantee of Capital Securities”, “Description of Junior Subordinated Debentures”, “Description of Capital Securities”, “Common Securities”, “Description of the Capital Securities Guarantees” and “Relationship Among the Capital Securities, the Corresponding Junior Subordinated Debentures and the Capital Securities Guarantees”, insofar as they purport to constitute a summary of the terms of the Trust Securities, the Guarantee and the Debentures, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair, in all material respects

(ix)  Disclosure.  The Registration Statement, as of the Effective Time relating to the Capital Securities, and the Final Prospectus, as of its date, and any further amendment or supplement thereto (other than the financial statements and related schedules and other financial and accounting data therein, as to which such counsel need express no opinion), as of this date, comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus, except for those referred to in the opinion in subsection (viii) of this Section 7(d), they have no reason to believe that, as of the Effective Time relating to the Capital Securities or as of the Closing

Date, the Registration Statement or any further amendment thereto (other than the financial statements and related schedules and other financial and accounting data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, or the Closing Date, the Final Prospectus or any further amendment or supplement thereto (other than the financial statements and related schedules and other financial and accounting data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the Applicable Time or as of the Closing Date, the General Disclosure Package (other than the financial statements and related schedules and other financial and accounting data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Final Prospectus or required to be described in the Registration Statement or the Final Prospectus which are not filed or incorporated by reference or described as required.

(e)  Opinion of Delaware Counsel.  The Representatives shall have received an opinion, dated such Closing Date, of Richards, Layton & Finger, P.A., special Delaware Counsel for the Trust, to the effect that:

(i)  Good Standing.  The Trust has been duly created and is validly existing as a statutory trust in good standing under the Delaware Statutory Trust Act and, under the Trust Agreement and the Delaware Statutory Trust Act, has the trust power and authority to own its properties and conduct its business, all as set forth in the Trust Agreement, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made.

(ii)  The Trust Agreement.  The Trust Agreement constitutes a valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms, and the terms of the Capital Securities as set forth in the Trust Agreement, to the extent they are obligations of the Trust, are valid and binding obligations of the Trust in accordance with the terms of the Trust Agreement, all subject to the effect upon the Trust Agreement of (a) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (b) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (c) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

(iii)  Power and Authority.  Under the Trust Agreement and the Delaware Statutory Trust Act, the Trust has the trust power and authority to (a) execute and deliver this Agreement and to perform its obligations under this Agreement, and (b) issue and perform its obligations under the Capital Securities and the Common Securities.

(iv)  Authorization.  Under the Trust Agreement and the Delaware Statutory Trust Act, the execution and delivery by the Trust of this Agreement, the performance by the Trust of its obligations hereunder and the purchase of the Debentures have been duly authorized by all necessary trust action on the part of the Trust.

(v)  Capital Securities.  The Capital Securities have been duly authorized for issuance under the Trust Agreement, and, when issued and delivered against payment therefor as provided in this Agreement and the Trust Agreement, will be validly issued and fully paid and non-assessable, undivided beneficial interests in the assets of the Trust; under the Trust Agreement and the Delaware Statutory Trust Act, the issuance of the Capital Securities is not subject to preemptive rights; the Capital Securities will be entitled to the benefits of the Trust Agreement; the Securityholders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided that such counsel may note that the holders may be obligated, pursuant to the Trust Agreement, to (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Capital Securities Certificates (as defined in the Trust Agreement) and the issuance of replacement Capital Securities Certificates and (b) provide security and indemnity in connection with requests of or directions to the Property Trustee (as defined in the Trust Agreement) to exercise its rights and remedies under the Trust Agreement.

(vi)  Common Securities.  The Common Securities of the Trust have been duly and validly authorized by the Trust Agreement; and under the Trust Agreement and the Delaware Statutory Trust Act, the issuance of the Common Securities is not subject to preemptive rights.

(vii)  No Conflicts.  The issue and sale of the Capital Securities and the Common Securities by the Trust, the execution and delivery of this Agreement by the Trust, the compliance by the Trust with all of the provisions of the Capital Securities, the Trust Agreement and this Agreement, the purchase by the Trust of the Debentures in the circumstances contemplated by the Trust Agreement and the consummation of the transactions therein contemplated do not violate (a) the Trust Agreement or the Certificate of Trust of the Trust, or (b) any applicable Delaware law, rule or regulation.

(viii)  No Required Consents.  No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with the issuance and sale of the Capital Securities and the Common Securities.

(ix)  No Liability for Taxes.  Assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Statutory Trust Act and filing documents with the Delaware Secretary of State) or employees in the State of Delaware and that the Trust is treated as a grantor trust for federal income tax purposes, the Securityholders (not otherwise subject to income tax by the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

(f)  Tax Opinion.  The Representatives shall have received the opinion, dated as of the Closing Date, of Ropes & Gray LLP, special tax counsel for the Company and the Trust, in form and substance satisfactory to the Representatives, to the effect that such firm confirms its opinion set forth in the General Disclosure Package and Final Prospectus under the captions “Material U.S. Federal Income Tax Consequences” and “ERISA Considerations”, insofar as such statements constitute a summary of matters of law or legal conclusions relating thereto, are accurate summaries, in all material respects, of the matters discussed therein, subject to the limitations stated therein.  Ropes & Gray LLP may also state in their opinion that, insofar as that opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of the officers of the Company and its subsidiaries.

(g)  Accountants’ Comfort Letter.  The Representatives shall have received letters, dated, respectively, the date hereof and the Closing Date, of Ernst & Young LLP confirming that they are a registered public accounting firm and independent registered public accountants as required by the Act and the Rules and Regulations thereunder and substantially in the form of Schedule C hereto (except that, in the letter dated on the Closing Date, the specified date referred to in paragraph 4 of such letter shall be a date no more than three days prior to such Closing Date).

(h)  No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Capital Securities; (ii) any downgrading in the rating of any securities of the Company or the Trust by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any securities of the Company or the Trust (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii)  any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Capital Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal, New York or Massachusetts State authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Capital Securities or to enforce contracts for the sale of the Capital Securities.

(i)  Officer’s Certificate.  The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company and the Trust in this Agreement are true and correct; the Company and the Trust have each complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package and Final Prospectus (which shall include the financial data included in the earnings press release filed with the Commission on April 17, 2007), there has been no material adverse change in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and Final Prospectus or as described in such certificate.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably require.  Credit Suisse may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

8.  Indemnification and Contribution.  (a)  Indemnification of Underwriters.  The Company and the Trust, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that neither the Company nor the Trust will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)  Indemnification of Company.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement, the Trust and each person, if any, who controls the Company or the Trust within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, any Statutory Prospectus, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter:  the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting”.

(c)  Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)  Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other from the offering of the Capital Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Trust on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Trust bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Trust or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Capital Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company, the Trust and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.  Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase the Capital Securities hereunder on the Closing Date and the aggregate liquidation amount of the Capital Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total aggregate liquidation amount that the Underwriters are obligated to purchase on the Closing Date, Credit Suisse may make arrangements satisfactory to the Company for the purchase of such Capital Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Capital Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date.  If any Underwriter or Underwriters so default and the aggregate liquidation amount of the Capital Securities with respect to which such default or defaults occur exceeds 10% of the total aggregate liquidation amount of the Capital Securities that the applicable Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to Credit Suisse and the Company for the purchase of such Capital Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Trust or the Company, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Trust, the Company or its officers and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Trust, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Capital Securities. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company and the Trust shall not then be under any liability to any Underwriter except as provided in Sections 5(m) and 8 hereof; but, if for any other reason, the Capital Securities are not delivered by or on behalf of the Trust as provided herein, the Company and the Trust, jointly and severally, will reimburse the Underwriters through the Company for all out-of-pocket expenses approved in writing by the Company, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Capital Securities not so delivered, but the Company and the Trust shall then be under no further liability to any Underwriter except as provided in Sections 5(m) and 8 hereof; provided, however; that all parties shall only be responsible for their own out-of pocket expenses, including fees and disbursements of counsel, if any Capital Securities are not delivered by or on behalf of the Company as provided herein for any of the following reasons: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (ii) a general moratorium on commercial banking activities declared by either Federal or New York or Massachusetts State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or; (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere.  In addition, if any Capital Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.  Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, at Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  LCD-IBD, or, if sent to the Company or the Trust, will be mailed, delivered or telegraphed and confirmed to it at the address or facsimile number of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.  Representation of Underwriters.  The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

14.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.  Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)  No Other Relationship.  The Representatives have been retained solely to act as underwriters in connection with the sale of the Capital Securities and that no fiduciary, advisory or agency relationship between the Company, the Trust and the Representatives has been created in respect of any of the transactions contemplated by this Agreement, the Guarantor Agreements or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company or the Trust on other matters;

(b)  Arms’ Length Negotiations.  The price of the Capital Securities set forth in this Agreement was established by the Company and the Trust following discussions and arms-length negotiations with the Representatives and each of the Company and the Trust is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement and the Guarantor Agreements;

(c)  Absence of Obligation to Disclose.  Each of the Company and the Trust has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Trust and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Trust by virtue of any fiduciary, advisory or agency relationship; and

(d)  Waiver.  Each of the Company and the Trust waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the transactions contemplated by this Agreement or the process leading thereto and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company or the Trust in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Trust, including stockholders, employees or creditors of the Company or the Trust.

16.  Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Each of the Company and the Trust hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  Each of the Company and the Trust irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Trust and the several Underwriters in accordance with its terms.

Very truly yours,

State Street Capital Trust IV,

By State Street Corporation, as depositor

By	/s/ Edward J. Resch
Name: Edward J. Resch
Title: Chief Financial Officer and Executive Vice President

State Street Corporation

By	/s/ Edward J. Resch
Name: Edward J. Resch
Title: Chief Financial Officer and Executive Vice President

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	Sharon Harrison
Name: Sharon Harrison
Title: Director

GOLDMAN, SACHS & CO.

By:	Goldman Sachs
Name:
Title:

MORGAN STANLEY & CO. INCORPORATED

By:	Yurij Slyt
Name: Yurij Slyt
Title: Vice President

SCHEDULE A

Underwriter	Liquidation Amount of Capital Securities to be Purchased

Credit Suisse Securities (USA) LLC	$400,000,000

Goldman, Sachs & Co.	$180,000,000

Morgan Stanley & Co. Incorporated	$180,000,000

Muriel Siebert & Co., Inc.	$20,000,000

The Williams Capital Group, L.P.	$20,000,000

Total	$800,000,000

SCHEDULE B

1.              General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following document:

1.  Final term sheet, dated April 23, 2007, a copy of which is attached here.

2.              Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

None

SCHEDULE C